    As filed with the Securities and Exchange Commission on June 12, 1998
                                                     REGISTRATION NO. 333-
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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D. C. 20549

                               ---------------
                                     FORM S-8

                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933

                               ---------------

                          GENZYME TRANSGENICS CORPORATION
              (Exact name of registrant as specified in its charter)

     Massachusetts                                    04-3186494
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
    incorporation)

                Five Mountain Road, Framingham, Massachusetts 01701
                     (Address of Principal Executive Offices)

                               ---------------

                          1993 DIRECTOR STOCK OPTION PLAN
                             (Full title of the plan)

                                 JAMES A. GERAGHTY
                       President and Chief Executive Officer
                          Genzyme Transgenics Corporation
                                Five Mountain Road
                          Framingham, Massachusetts 01701
                                  (508) 872-8400
             (Name, address and telephone number of agent for service)

                                  with copies to:

                            LYNNETTE C. FALLON, ESQUIRE
                                Palmer & Dodge LLP
                                 One Beacon Street
                            Boston, Massachusetts 02108
                                  (617) 573-0100
                               ---------------

                          CALCULATION OF REGISTRATION FEE


Title of each class of securities to        Amount to be          Proposed             Proposed maximum            Amount of
        be registered                        registered        maximum offering        aggregate offering       registration fee
                                                               price per share(1)           price(1)

Common Stock, $0.01 par value              100,000 shares(2)          $8.688                $868,750                  $256.29


(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on June 9, 1998 as reported by the Nasdaq National Market System.


(2) This Registration Statement registers an additional 100,000 shares issuable under the Registrant's 1993 Director Stock Option Plan (the "Plan"). An aggregate of One Hundred Thousand (100,000) shares issuable under the Plan have previously been registered under two prior registration statements (Registration Nos. 33-69518 and 333-29059).

     Statement Regarding Incorporation By Reference From Effective Registration Statement.

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 28, 1993 (File No. 33-69518) relating to the registration of 50,000 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1993 Director Stock Option Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 100,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997.

          (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-21794) filed on May 19, 1993, including any amendment or report filed for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 5. Interests of Named Experts and Counsel.

     The validity of the Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, the Clerk of the Company, is a partner of Palmer & Dodge LLP.

Item 8.  Exhibits.

     See Exhibit Index immediately following the signature page.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of June, 1998.

                         GENZYME TRANSGENICS CORPORATION

                              By: /s/ James A. Geraghty
                                 -----------------------------------------
                                  James A. Geraghty,
                                  President and Chief Executive Officer


                                 POWER OF ATTORNEY

     We, the undersigned officers and directors of Genzyme Transgenics Corporation, hereby severally constitute and appoint James A. Geraghty, John
B. Green and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated and on this 11th day of June, 1998:

            Signature                             Capacity
            ----------                            --------



/s/ James A. Geraghty           President, Chief Executive Officer
------------------------        (Principal Executive Officer), Chairman
James A. Geraghty               of the Board and Director



/s/ John B. Green               Vice President, Treasurer and Chief Financial
------------------------        Officer (Principal Financial Officer and
John B. Green                   Principal Accounting Officer)



/s/ Henri A. Termeer            Director
------------------------
Henri A. Termeer

/s/ Robert W. Baldridge         Vice Chairman of the Board and Director
------------------------
Robert W. Baldridge



/s/ Henry E. Blair              Director
------------------------
Henry E. Blair



/s/ Alan E. Smith               Director
------------------------
Alan E. Smith


/s/ Alan W. Tuck                Director
------------------------
Alan W. Tuck



/s/ Francis J. Bullock          Director
------------------------
Francis J. Bullock

                                   EXHIBIT INDEX


Exhibit
Number         Description

4.1.1     Restated Articles of Organization of Genzyme Transgenics
          Corporation, as amended.  Filed as Exhibit 3.1 to the Registrant's
          Annual Report on Form 10-K for the year ended December 31, 1993
          (Commission File No. 0-21794) and incorporated herein by reference.

4.1.2 Articles of Amendment to the Restated Articles of Organization of the Company filed with the Secretary of the Commonwealth of Massachusetts on June 26, 1997. Filed as Exhibit 3 to the
          Company's Quarterly Report on Form 10-Q for the quarter ended June
          29, 1997 (Commission File No. 0-21794) and incorporated herein by reference.

4.2 By-laws of Genzyme Transgenics Corporation. Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No.
          33-62782) and incorporated herein by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

23.1      Consent of Coopers & Lybrand L.L.P, independent accountants.

23.2      Consent of Palmer & Dodge LLP (contained in Opinion of Palmer &
          Dodge LLP filed as Exhibit 5).

24 Power of Attorney (set forth on the Signature Page to this Registration Statement).